Exhibit 99.1

Social Reality, Inc. Reports 40x Revenue Increase For Q 4 2013

-Gross Revenue Rises 205% Year over Year

-Positive Adjusted EBITDA For Q 4 2013

- Launches Proprietary RTB platform

Press Release: Social Reality, Inc. –

Los Angeles, CA.—Social Reality, Inc. (OTCBB: SCRI), an Internet advertising, and platform technology company that provides tools to automate the digital advertising market, today announced its fourth quarter and full year financial results for 2013. Revenues for the fourth quarter of 2013 were $1,893,000, a 4,000% year-over-year increase from the fourth quarter of 2012 and a 122% increase sequentially over the third quarter of 2013. Our revenues for 2013 were $3,413,353, an increase of 205% over 2012.

“We are excited to announce our continued growth in the fourth quarter of 2013 and for the year ended. Most notably, we are excited to announce a positive Adjusted EBITDA for the fourth quarter, a significant milestone for the team. As a result of this continued growth, during the first quarter of 2014 we launched our own RTB platform. This new platform has given us the tools we need to continue to grow our RTB business and remain competitive in the fast paced adtech world.” said Christopher Miglino, Social Reality’s Chairman and CEO.

Fourth Quarter and Year End 2013 Highlights

•

Quarterly revenue of $1,893,000 a 4,000% increase over the fourth quarter 2012

•

Annual revenue of $3,413,000 a 205% increase over 2012

•

Adjusted EBITDA, a non-GAAP measure, of $28,000 for the fourth quarter 2013

•

Revenues increase attributable to our SRAX real time bidding technology for website publishers.

Three-month financial results for the period ended December 31, 2013

Revenues for the three months ended December 31, 2013, were $1,893,000, as compared to $46,000 reported for the three months ended December 31, 2012. Gross profit increased to $644,000 for the three months ended December 31, 2013 compared to a loss of $83,000 for the same period of 2012.

For the quarter ended December 31, 2013, Adjusted EBITDA was $28,000 compared to $(443,000) in the fourth quarter of 2012. The company reported net loss of $263,000, or $0.01 per share, for the three months ended December 31, 2013, compared to a net loss of $466,000, or $0.04 per share loss, for the corresponding period of 2012.

12-month financial results for the year ended December 31, 2013

Revenues for the year ended December 31, 2013 were $3,413,000 as compared to $1,119,000 for the year ended December 31, 2012. Gross profit increased to $1,087,000 for the 12 months ended December 31, 2013 compared to $492,000 for the same period of 2012.

For the year ended December 31, 2013, Adjusted EBITDA was $(559,000) compared to $(1,155,000) for 2012. The company reported a net loss of $1,747,000, or $(0.12) per share, for the year ended December 31, 2013, compared to a net loss of $1,259,000, or $(0.10) per share for the 2012 period.

Balance Sheet as of December 31, 2013

Cash and cash equivalents totaled $1,715,000 at December 31, 2013. Current assets and total assets were $2,208,000 and $3,908,000, respectively, and current liabilities and total liabilities were $813,000.

First Quarter 2014 Event

In January of 2014:

•

Raised an additional $1.5 Million of financing for the company at $1.50 Per Share

•

Transitioned off of our reliance of the Google API’s and launched our own RTB platform. During the first quarter of 2014 we made this transition, which caused downtime between ending our reliance on Google ADX and launching our proprietary platform. This transition, which has now been completed caused a temporary reduction in revenue in our first quarter 2014.

About Social Reality, Inc.

Social Reality, Inc. is an internet advertising company that provides tools that automate the digital advertising market. The company has built technologies and leveraged partner technologies that service social media and the Real Time Bidding (RTB) markets. For more information, please visit www.socialreality.com.

Forward-Looking Statements

This press release contains forward-looking statements that are based upon current expectations and involved certain risks. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including, without limitation, , our ability to sustain our revenue growth, our ability to report profitable operations, risks associated loss of access to RTB inventory buyers and the new and untested technologies we are deploying, changes in our business, changes to economic growth in the U.S. economy; and government policies and regulations, including, but not limited to those affecting the Internet, all as set forth in our Annual Report on Form 10-K for the year ended December 31, 2013. All forward looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those in the forward looking statements, many of which are generally outside of the control of Social Reality and are difficult to predict. Social Reality assumes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

Social Reality, Inc.

Christopher Miglino, CEO

chris@socialreality.com

323-601-1145

Social Reality, Inc.

Statements of Operations

	Three Months ended December 31,		Years ended December 31,
	2013	2012	2013	2012
	(Unaudited)	(Unaudited)

Revenues	$1,893,354	$46,067	$3,413,353	$1,119,281
Cost of revenue	1,249,246	129,223	2,326,344	627,362

Gross profit	644,108	(83,156)	1,087,009	491,919

Operating expense	907,644	382,717	2,521,984	1,750,778

Loss from operations	(263,536)	(465,873)	(1,434,975)	(1,258,859)

Interest expense	588	—	(312,465)	—

Loss before provision for income taxes	(262,948)	(465,873)	(1,747,440)	(1,258,859)

Provision for income taxes	—	—	—	—

Net loss	$(262,948)	$(465,873)	$(1,747,440)	$(1,258,859)

Net loss per share, basic and diluted	$(0.01)	$(0.04)	$(0.12)	$(0.10)

Weighted average shares outstanding	18,830,991	12,912,129	14,691,010	12,842,770

Social Reality, Inc.

Balance Sheets

	2013	2012
Assets

Current assets:
Cash and cash equivalents	$1,715,264	$105,987
Accounts receivable, net of allowance for doubtful accounts of $0	441,831	53,821
Prepaid expenses	46,109	—
Tax refunds receivable	—	38,000
Other current assets	5,018	5,000

Total current assets	2,208,222	202,808

Property and equipment, net of accumulated depreciation of $10,184 and $3,000	27,798	15,000

Deferred offering costs	5,453	—
Prepaid stock based compensation	1,662,074	58,834
Other assets	4,000	3,555

Total assets	$3,907,547	$280,197

Liabilities and stockholders' equity (deficit)

Current liabilities:
Accounts payable and accrued expenses	$812,809	$302,057

Total current liabilities	812,809	302,057

Stockholders' equity (deficit)
Preferred stock, authorized 50,000,000 shares, $0.001 par value,
Undesignated, 49,800,000 shares, no shares issued and outstanding	—	—
Series 1 Preferred stock, authorized 200,000 shares, 121,000 and no shares issued and outstanding, respectively	121	—
Class A common stock, authorized 250,000,000 shares, $0.001 par value, 19,901,794 and 3,912,129 shares issued and outstanding, respectively	19,902	3,912
Class B common stock, authorized 9,000,000 shares, $0.001 par value, no shares and 9,000,000 shares issued and outstanding, respectively	—	9,000
Additional paid in capital	6,081,014	1,224,087
Accumulated deficit	(3,006,299)	(1,258,859)

Total stockholders' equity (deficit)	3,094,738	(21,860)

Total liabilities and stockholders' equity (deficit)	$3,907,547	$280,197

Social Reality, Inc.

Statements of Cash Flows

	Years Ended December 31,
	2013	2012
Cash flows from operating activities:
Net loss	$(1,747,440)	$(1,258,859)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of stock based prepaid fees	237,587	58,893
Stock based compensation	631,829	41,846
Amortization of debt issuance costs	274,737	—
Depreciation	7,184	3,000
Changes in operating assets and liabilities:
Accounts receivable	(388,010)	758,998
Prepaid expenses	(46,109)	—
Tax refunds receivable	38,000	—
Other current assets	(18)	200
Other assets	(445)	(3,555)
Accounts payable and accrued expenses	513,752	(133,159)
Deferred tax liability	—	(38,000)
Cash used in operating activities	(478,933)	(570,636)

Cash flows from investing activities:
Purchase of equipment	(19,982)	(18,000)
Cash used by investing activities	(19,982)	(18,000)

Cash flows from financing activities:
Proceeds from sales of common stock units	2,436,493	—
Cost of sale of common stock units	(48,111)	—
Proceeds from note payable, net	486,425	—
Repayments of note payable	(550,000)	—
Repurchase of common stock	(175,000)	—
Deferred offering costs	(5,453)	—
Debt issuance costs	(36,162)	—
Sale of common stock	—	472,959
Cash provided by financing activities	2,108,192	472,959

Net increase (decrease) in cash	1,609,277	(115,677)
Cash, beginning of period	105,987	221,664
Cash, end of period	$1,715,264	$105,987

Supplemental Schedule of Cash Flow Information:
Cash paid for interest	$—	$—
Cash paid for taxes	$(38,000)	$38,000

Non-cash financial activities:
Fees and costs deducted from proceeds of debt	$63,575	$—
Common and preferred stock issued as prepayment for services	$1,735,000	$—
Common stock warrant issued as prepayment for services	$105,827	$—
Common stock issued as payment of financing fee	$175,000	$—
Common stock issued as payment of accounts payable	$3,000	$—
Common stock Class A issued upon conversion of common stock Class B	$9,000	$—
Contribution of member interests (net assets) in Social Reality, LLC in exchange for common stock	$—	$722,194

Use of Non-GAAP Measure – Adjusted EBITDA

Social Reality’s management evaluates and makes operating decisions using various financial metrics. In addition to the company's GAAP results, management also considers the non-GAAP measure of Adjusted EBITDA. Management believes that this non-GAAP measure provides useful information about the Social Reality's operating results. The tables below provide a reconciliation of this non-GAAP financial measure with the most directly comparable GAAP financial measure.

Adjusted EBITDA is defined as net income before income taxes, depreciation and amortization expenses, plus stock-based compensation and interest expense.

Reconciliation of Adjusted EBITDA to Income from Operations

	For the Three Months Ended December 31, (unaudited)		For the Years Ended December 31,
(unaudited, in thousands)	2013	2012	2013	2012
Net income (loss)	$(263)	$(466)	$(1,747)	$(1,259)
plus:
Equity based compensation	290	20	869	101
Adjusted net income (loss)	$27	$(446)	$(878)	(1,158)
Interest expense	(1)	—	312	—
Depreciation of property, plant and equipment	2	3	7	3
Adjusted EBITDA	$28	$(443)	$(559)	$(1,155)